Exhibit 10.4

NOVA CHEMICALS CORPORATION

INDEMNITY

TO:                                   (the “Director”)

WHEREAS the Director has consented to act as director of NOVA Chemicals Corporation (the “Corporation”) and, from time to time, certain affiliates of the Corporation (the “Affiliates”);

AND WHEREAS in accordance with the by-laws of the Corporation, the Corporation has agreed to indemnify the Director as hereinafter set out;

AND WHEREAS it is the desire of the Corporation to indemnify and hold harmless, to the fullest extent permitted by law, the Director from any and all debts, liabilities, losses, costs and expenses of whatever nature, incurred by the Director in his capacity as a director of the Corporation or any Affiliates and in the fulfillment of any other duties or functions performed by the Director at the request or on behalf of the Corporation or any of the Affiliates (severally and collectively, an “Indemnified Capacity”);

NOW THEREFORE, in consideration of the Director acting in an Indemnified Capacity and for other good and valuable consideration, the Corporation hereby undertakes and agrees to indemnify the Director upon and subject to the terms of this Indemnity and subject to the provisions of the Business Corporations Act, (New Brunswick), Chapt. B-9.1, as amended and the Corporation’s By-Laws;

1.                                      The Corporation shall indemnify and hold harmless the Director from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Director by reason of the Director acting or having acted in an Indemnified Capacity, provided that (i) he acted honestly and in good faith with a view to the best interests of the Corporation, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Director had reasonable grounds for believing that his conduct was lawful.

2.             Without limiting the generality of the foregoing, the Corporation shall:

a)             indemnify and save harmless the Director from and against all costs, charges, expenses, judgments, fines and amounts paid in settlement of an action or in satisfaction of a judgment, actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding, . whether civil, criminal, administrative, or investigative, and whether formal or informal, domestic or foreign to which the Director is made a party by reason of the Director acting or having acted in an Indemnified Capacity, and

b)             undertake to obtain the approval of a court, if required, to indemnify and save harmless the Director from and against all costs, charges, expenses, judgments, fines and amounts paid in settlement of an action or in satisfaction of a judgment,

c)     actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, domestic or foreign in respect of any action, suit or proceeding by or on behalf of the Corporation to procure a judgment in its favour to which the Director is made a party by reason of the Director acting or having acted in an Indemnified Capacity, provided that (i) he acted honestly and in good faith with a view to the best interests of the Corporation, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Director had reasonable grounds for believing that his conduct was lawful.

3.             Without limiting the generality of the foregoing, the Corporation further undertakes and agrees that if the Director is required to respond to or testify in connection with or in any way arising from any civil, administrative or penal proceedings involving the Corporation (including any future, present or former officers, directors, affiliates or subsidiaries of the Corporation) the Director shall be entitled to be reimbursed for the time spent by him at the same daily rate of remuneration he would be entitled to receive for attending meetings of the board of directors of the Corporation and the Director shall be indemnified in respect of any disbursements (including reasonable legal fees of counsel if required in the opinion of the Director) incurred in connection therewith.

4.             The Corporation further undertakes and agrees to indemnify and save the Director harmless, from and against the full amount of any income taxes that the Director is required to pay as a consequence of receiving any payment made by the Corporation pursuant to the terms of this Indemnity, unless the Director is entitled to deduct in computing his income for income tax purposes amounts paid by the Director on account of costs, charges and expenses in respect of which such payments have been made to the Director by the Corporation.

5.             The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or its equivalent is not, of itself, determinative that the Director did not meet the standard of conduct described in sections 1 and 2 hereof.

6.             To the extent permitted by law, all expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid promptly by the Corporation upon receipt of evidence of expenses incurred by the Director provided that the Director undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the provisions of this Indemnity. Without limiting the generality of the foregoing, in calculating the amount of expenses incurred in defending any claim, the Director shall be entitled to include as an expense time spent by him in connection with the claim, which shall be calculated at the same rate of remuneration he is entitled to receive for providing services to the Corporation as well as disbursements incurred in connection therewith.

7.             The indemnification provided by the Indemnity shall not be deemed exclusive of any other rights to which the Director may be entitled under any statute, by-law, agreement, vote of shareholders or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue after he has ceased to act in an Indemnified Capacity and shall inure to the benefit of the heirs, executors, administrators and estate of the Director.

8.             To the extent that the Director has any rights to indemnification, advancement of expenses and/or insurance provided by any other entity, including any entity that may have appointed him or on whose behalf he serves, (collectively, the “Third Party Indemnitors”), the Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Director are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the charter documents of the Corporation (or any agreement between the Corporation and the Director), without regard to any rights the Director may have against the Third Party Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Third Party Indemnitors on behalf of the Director with respect to any claim for which the Director has sought indemnification from the Corporation shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Director against the Corporation. The Corporation and the Director agree that the Third Party Indemnitors are express third party beneficiaries of the terms hereof.

9.             Any section, subsection or subdivision or provision of this Indemnity which is or becomes illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions thereof.

10.                               The Corporation hereby waives the right to set off any and all existing and future claims (other than claims arising hereunder) against any amounts payable to the Director hereunder, and agrees to pay such amounts payable hereunder regardless of any claim which may be asserted by the Corporation or on his behalf against the Director (other than claims arising hereunder).

11.                               This Indemnity shall be effective from the date that the Director was duly appointed as a director of the Corporation.

12.                               This Indemnity shall be deemed to have been made in and shall be construed in accordance with the laws of the Province of New Brunswick and the federal laws of Canada applicable therein and the Corporation hereby unconditionally attorns to the laws of such jurisdiction and to the courts of the Province of New Brunswick.

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DATED as of the            day of                                         , 20

NOVA CHEMICALS CORPORATION

Per:
Name:
Title:

Per:
Name:
Title: